PARK CITY GROUP ANNOUNCES FISCAL FIRST QUARTER 2005 RESULTS
                     ACHIEVES RECORD REVENUES AND NET INCOME


PARK CITY, UT - November 11, 2005 - Park City Group, Inc. (OTCBB:PKCY), a leading provider of software and consulting services for the retail industry, today announced financial results for its fiscal first quarter. The company reported revenues for the quarter were $3,698,865 compared to $989,675 in last year's period, and net income of $2,154,816, or $0.01 per share compared to a loss of $444,621, or ($0.00) in last year's same period.

Software license revenues were $2,630,453 and $162,163 for the quarters ended September 30, 2005 and 2004. This increase is primarily a result of our previously announced licensing agreement with Cannon Equipment Co. Maintenance and support revenues were $608,446 and $623,494 for the quarters ended September 30, 2005 and 2004, respectively. This decrease is primarily attributable to two existing Action Manager customers reducing their maintenance fees due to store closures. ASP revenues were $48,900 and $11,600 for the quarters ending September 30, 2005 and 2004, respectively. This increase was the result of improved results in the Perishable Manufacturing Channel, which has achieved four new contracts in the last six months. Consulting and other revenue was $411,066 and $192,420 for the quarters ended September 30, 2005 and 2004, respectively. This increase is spread evenly between increased Action Manager and FMM implementation services and from the Cannon agreement.

Gross margin was 88% and 70%, for the quarters ended September 30, 2005 and 2004, respectively. This increase was primarily attributable to the ratio of license sales to the total revenue amount. Operating costs were relatively flat for the quarter compared to last year's same period, and operating profit was $2,451,951, or 66% of net revenues compared to a loss of $170,063 in last year's same period.

President and CEO, Randy Fields commented, "Our financial performance in this past quarter was a significant milestone for our company, as we closed important licensing deals, paid down a significant portion of our debt, and reported our largest net profit in the company's history. Though we're obviously pleased with that, we still have plenty of work to do in terms of smoothing out our revenue stream and we would expect a fair amount of "lumpiness" in our quarterly financials as we move forward with our plans to grow the business. We should not expect that this quarter is indicative of the remaining quarters for the year, but we do expect that the year will be one that shows substantial improvements in top- and bottom-line results compared to last year.

"The management team we've assembled has identified a definitive need in the retail marketplace, and our strategy goes beyond developing and selling solutions that fit this need. Our longer-term goal is to be a provider of innovative solutions that enable managers at every retail level-including store, department, and region-to more efficiently increase their control and profitability. Our customers consistently report to us that they're enjoying significant increases in profitability and operating efficiencies as a result of deploying our solutions, which include our software implementations and ongoing maintenance and consulting services that our experienced team of retailers provides.

"Alliances with retail suppliers, both on the Fresh Market Manager and Action Manager fronts, continue to provide us with opportunities to expand our distribution channel through product trials, in traditional supermarket-grocery and gas/convenience stores and with broader retail market customers. Our previously announced agreement in the quarter with Share & Compare, a supplier of information solutions to the convenience store market, highlights the appeal of our solutions beyond supermarkets. The team is focused on expanding our distribution network, and ultimately our presence with retailers, both large and small, as we pursue additional suppliers and other upstream participants to partner with," concluded Fields."

                                                                             September 30, 2005   September 30, 2004
                                                                             ------------------   ------------------
Revenues:
         Software licenses                                                      $  2,630,453          $    162,163
         Maintenance and support                                                     608,446               623,492
         ASP                                                                          48,900                11,600
         Consulting and other                                                        411,066               192,420
                                                                                ------------          ------------
                  Total revenues                                                   3,698,865               989,675

Cost of revenues                                                                     404,651               300,154
                                                                                ------------          ------------
                  Gross margin                                                     3,294,214               689,521

Operating expenses:
         Research and development                                                    235,909               256,081
         Sales and marketing                                                         283,200               293,394
         General and administrative                                                  313,155               310,109
                                                                                ------------          ------------
                  Total operating expenses                                           832,264               859,584
                                                                                ------------          ------------

                           Income (loss) from operations                           2,461,950              (170,063)
                                                                                ------------          ------------

         Interest expense                                                           (297,135)             (274,558)
                                                                                ------------          ------------

                           Income (loss) before income taxes                       2,164,815              (444,621)
                                                                                ------------          ------------

Income tax (expense) benefit

                  Net Income (loss)                                             $  2,164,815          $   (444,621)
                                                                                ------------          ------------


Weighted average shares, basic                                                   282,850,000           269,105,000
                                                                                ============          ============
Weighted average shares, diluted                                                 283,989,000           269,105,000
                                                                                ============          ============
Basic earnings (loss) per share                                                 $       0.01          $      (0.00)
                                                                                ============          ============
Diluted Earnings (loss) per share                                               $       0.01          $      (0.00)
                                                                                ============          ============

                                Consolidated Condensed Balance Sheet (Unaudited)

                                                                                      September 30, 2005      June 30, 2005
                                                                                      ------------------      -------------
Assets
Current assets:
     Cash                                                                                $     159,442        $     209,670
     Receivables, net of allowance for doubtful accounts of $53,000                            553,860              356,336
     Prepaid expenses and other current assets                                                 124,196               37,060
                                                                                         -------------        -------------

                    Total current assets                                                       837,498              603,069

Property and equipment, net of accumulated depreciation and amortization                       100,428              109,512
                                                                                         -------------        -------------

Other assets:
     Deposits and other assets                                                                  25,000               25,000
     Capitalized software costs, net of accumulated amortization of $797,636                   265,879              332,349
                                                                                         -------------        -------------

                    Total other assets                                                         290,879              357,349
                                                                                         -------------        -------------

                    Total assets                                                         $   1,228,805        $   1,069,930
                                                                                         =============        =============

Liabilities and Stockholders' Deficit

Current liabilities:
     Accounts payable                                                                    $     173,914        $     628,398
     Accrued liabilities                                                                     1,139,796            1,164,964
     Deferred revenue                                                                        1,509,513              883,425
     Deposits for un-issued stock                                                               36,667
     Current Portion of Long term capital lease obligations                                     20,493
     Current portion of long-term debt and capital lease obligations,
       net of discount                                                                         338,813               23,159
     Current portion of notes payable                                                          336,187              332,625
                                                                                         -------------        -------------
     Related party lines of credit                                                                                  619,743
                                                                                         -------------        -------------

                    Total current liabilities                                                3,555,383            5,597,338
                                                                                         -------------        -------------
Long-term liabilities
     Long-term related party debt, net of discount                                           3,186,137            3,173,414
     Capital lease obligations, less current portion                                             3,919                2,127
                                                                                         -------------        -------------

                    Total long-term liabilities                                              3,190,056            3,175,541

                    Total liabilities                                                        6,745,439            8,772,879
                                                                                         -------------        -------------

Commitments and contingencies

Stockholders' deficit:

     Preferred stock, $0.01 par value, 30,000,000 shares authorized, none issued - Common stock, $0.01 par value, 300,000,000 shares authorized;
       284,978,326 issued and outstanding                                                    2,828,463            2,825,561
     Additional paid-in capital                                                             10,056,291           10,037,693
     Accumulated deficit                                                                   (18,401,388)         (20,556,203)
                                                                                         -------------        -------------

                    Total Stockholders' deficit                                             (5,516,634)          (7,702,949)
                                                                                         -------------        -------------

                                                                                         $   1,228,805        $   1,069,930
                                                                                         =============        =============

About Park City Group
---------------------
Park City Group, Inc. develops and markets patented computer software that helps its retail customers to increase their sales while reducing their inventory and labor costs: the two largest, controllable expenses in the retail industry. The technology has its genesis in the operations of Mrs. Fields Cookies, co-founded by Randy Fields, CEO of Park City Group, Inc. Industry leading customers such as The Home Depot, Victoria's Secret, The Limited, Anheuser Busch Entertainment and Tesco Lotus benefit from our software. Feel free to contact us (Media Contact Randy Fields) at 800-772-4556 or info@parkcitygroup.com. For more about Park City Group (OTCBB:PKCY - News; Berlin: WKN# 925919), visit our website at www.parkcitygroup.com.


Forward-Looking Statements:
---------------------------
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's anticipated financial results for its first quarter and fiscal year ending July 2, 2006. These forward-looking statements are based on the Company's expectations and are subject to risks and uncertainties that cannot be predicted or quantified and are beyond the Company's control. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying these forward-looking statements. These risks and uncertainties include economic and market conditions, audit-related costs and findings and legal proceedings and their effects on the Company's expected financial results. Other factors that could cause actual results to differ materially from expectations are described in the Company's reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

Contacts:

At Park City Group
Randy Fields
800-772-4556
Info@parkcitygroup.com

At Cameron Associates
Peter Seltzberg, Vice President
(212) 245-8800 Ext. 205
peter@cameronassoc.com